EXHIBIT 16
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                      [SIMMONS & SIMMONS P.C. LETTERHEAD]





                               January 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Pursuant to 17 C.F.R. 228.304(a)(3) ("Item 304"), we have reviewed the language under heading "CHANGE IN AUDITOR" in the prospectus included as part of the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission by Quitman Bancorp, Inc., the proposed parent holding company for Quitman Federal Savings Bank, the successor to Quitman Federal Savings and Loan Association. We do not disagree with the statements contained therein concerning our firm. We understand that this letter will also be filed as an exhibit to an application for conversion on Form AC filed by Quitman Federal Savings Bank with the Office of Thrift Supervision.


                                        Sincerely,

                                        SIMMONS & SIMMONS P.C.


                                        /s/Edwin A. Simmons
                                        Edwin A. Simmons